Exhibit 99
MEREDITH DELIVERS STRONG FISCAL 2013 THIRD QUARTER
AND NINE MONTH RESULTS

DES MOINES, IA (April 25, 2013) - Meredith Corporation (NYSE:MDP; www.meredith.com), the leading media and marketing company serving American women, today reported fiscal 2013 third quarter earnings per share of $0.65, compared to $0.47 in the prior-year period. Excluding special items in both periods, fiscal 2013 third quarter earnings per share grew 9 percent to $0.72, compared to $0.66 in the prior-year period. Total Company revenues rose 7 percent to $370 million.
For the first nine months of fiscal 2013, Meredith's earnings per share were $2.00, compared to $1.65 in the prior-year period. Excluding special items in both periods, earnings per share rose 18 percent to $2.17, compared to $1.84 in the prior-year period. Total Company revenues increased 8 percent to $1.1 billion, including an 11 percent increase in advertising revenues. Cash flow from operations increased 7 percent to $113 million.
“Our diversified business model delivered solid growth in revenues, operating profit and cash flow for the third quarter and first nine months of fiscal 2013,” said Meredith Chairman and CEO Stephen M. Lacy. “And we continued to demonstrate our ongoing commitment to Total Shareholder Return by raising our dividend 7 percent, our 20th straight annual dividend increase.”
Lacy noted the following fiscal 2013 third quarter business highlights:

•
National Media Group advertising revenues increased 5 percent, driven by the recent acquisitions of the Allrecipes, EveryDay with Rachael Ray and FamilyFun brands. Circulation revenues also increased, benefitting from growth at comparable titles; contributions from EveryDay with Rachael Ray and FamilyFun magazines; and a test issue of a magazine based on the Allrecipes brand.

•
Local Media Group non-political advertising revenues were slightly lower than the prior year. However, automotive advertising, the largest category, increased 6 percent. Total revenues also benefitted from an increase in retransmission fees.

•	Total Company digital advertising revenues grew 45 percent and reached a record high for a fiscal third quarter, driven by strong performance in the National Media Group.

•
Consumer engagement strengthened across all of Meredith's media platforms. Meredith magazine readership is at an all-time high of 116 million, while Meredith's local television station group delivered strong performance during the February ratings period. Traffic to Meredith's websites rose approximately 40 percent to 40 million average monthly unique visitors.

•	Meredith raised its annual dividend to $1.63 per share. Over the last decade, Meredith has grown its dividend at an average annual rate of approximately 15 percent. Meredith also repurchased approximately 380,000 shares of its stock during the third quarter of fiscal 2013, and has repurchased 1.1 million shares in the first nine months of fiscal 2013.
Fiscal 2013 third quarter results included a special item of $5 million ($3 million after tax, or $0.07 per share) for professional fees and expenses related to a previously disclosed transaction that did not materialize. Information on the special items in fiscal 2013 and fiscal 2012 is available in Tables 1-4 of this press release.

OPERATING GROUP DETAIL
NATIONAL MEDIA GROUP
Meredith's National Media Group includes leading national consumer media brands delivered over multiple platforms that offer clients access to 100 million unduplicated American women every month - a reach unmatched in the industry. It also features robust brand licensing activities and innovative business-to-business marketing products and services.
Fiscal 2013 third quarter National Media Group revenues grew 6 percent from the prior-year period to $284 million. Operating profit was $43 million, compared to $23 million in the prior-year period, which included a net special charge of $13 million.
Fiscal 2013 third quarter operating profit growth was driven by higher advertising and circulation revenues, as well as stronger performance from brand licensing activities and Meredith Xcelerated Marketing.
Looking more closely at advertising performance for the third quarter of fiscal 2013 compared to the prior-year period:

•
Total advertising revenues grew 5 percent, driven by the recent acquisitions and Meredith's digital properties. On a comparable basis, advertising revenues declined 3 percent, an improvement over the first half of fiscal 2013's advertising performance.

•	Digital advertising revenues grew more than 55 percent, boosted by the addition of Allrecipes.com. On a comparable basis, digital advertising revenues grew 16 percent.

•
The food and beverage (+13%), financial services (+56%), apparel (+45%) and home (+13%) categories were stronger, and the weighted average net revenue per magazine page increased approximately 5 percent.

Circulation revenues were higher in the third quarter of fiscal 2013 due to growth from existing, or comparable, titles; and the addition of EveryDay with Rachael Ray, FamilyFun, and the Allrecipes test magazine.
Digital traffic rose by more than 45 percent in the third quarter of fiscal 2013, driven by the acquisition of Allrecipes and aggressive digital marketing initiatives. In addition, Meredith generated 3.8 million digital orders for print magazine subscriptions during the first nine months of fiscal 2013, an increase of 75 percent over what was generated in the prior-year period, and is on pace to acquire more online subscriptions in fiscal 2013 than in the last two fiscal years combined.
“We are realizing the benefit of our recent acquisitions, which we've now fully integrated into our creative and sales structures,” said National Media Group President Tom Harty. “We also continue to leverage our expertise across media platforms - as demonstrated by our very successful test issue of a print magazine for the Allrecipes brand, the introduction of new mobile apps, and a significant increase in video content creation.”
Other revenues were $64 million in the third quarter of fiscal 2013, compared to $68 million in the prior-year period. This was due primarily to lower sales of books and timing of revenues from Meredith's consumer events activities, partially offset by revenue gains from Meredith's brand licensing activities.
Meredith Xcelerated Marketing operating profit grew in the third quarter of fiscal 2013 from the prior-year period, representing an improvement over fiscal 2013 first half results. MXM has renewed all its major clients for calendar 2013, and its new business pipeline continues to be strong. MXM landed several new accounts - including AT&T and Samsung - along with business expansions with existing clients such as Church & Dwight and Allergan. Meredith expects these new and expanded programs will translate into growth for MXM in calendar 2013 compared to the prior year.
For the first nine months of fiscal 2013, National Media Group revenues grew 4 percent from the prior-year period to $801 million. Operating profit was $95 million in both periods. Excluding special items in both periods, operating profit for the first nine months of fiscal 2013 was $100 million, compared to $109 million in the prior-year period, due primarily to lower advertising revenues at comparable magazine titles.

LOCAL MEDIA GROUP
Meredith's Local Media Group consists of leading local television stations, many in fast-growing markets, and a video content creation unit that produces national broadcast and custom programming.
Fiscal 2013 third quarter Local Media Group revenues rose 10 percent to $85 million. Operating profit was $24 million, compared to $23 million in the prior-year period which included a special item of $1 million.
Looking more closely at performance for the third quarter of fiscal 2013 compared to the prior-year period:

•	Non-political advertising revenues were $66 million, slightly lower than the prior-year period. The automotive (+6 percent), retail (+20 percent) and furnishings (+9 percent) categories were stronger.

•	Political revenues were $1.5 million less, as expected in a non-political period.

•
Other revenues and operating expenses both increased, due primarily to growth in retransmission revenues from cable and satellite television operators, and programming fees paid to affiliated networks.

Meredith's connection with viewers also strengthened in the important February ratings period, and its stations in Phoenix, Hartford, Kansas City and Saginaw were No. 1 in their markets from sign-on to sign-off.
Digital traffic rose 8 percent, driven by initiatives to improve content and search engine optimization, as well as continued focus on mobile apps aimed at news, sports and weather-related information.

Meredith Video Studios significantly expanded the reach of its daily syndicated The Better Show through an agreement with Crown Media Family Networks to distribute the program on the Hallmark Channel beginning in September 2013. The agreement gives the program its first national cable distribution platform as the Hallmark Channel is available in nearly 90 million homes. In addition, The Better Show was renewed for a seventh season in syndication.
“We're pleased to have delivered another quarter of revenue and operating profit growth,” said Local Media Group President Paul Karpowicz. “Additionally, we set the stage for additional growth in revenues from The Better Show by securing national distribution via the Hallmark Channel.”
For the first nine months of fiscal 2013, Local Media Group operating profit was $96 million, compared to $61 million in the prior-year period. Excluding special items in both periods, operating profit grew 58 percent to a record $98 million. EBITDA margin for the first nine months of fiscal 2013 was a record 40 percent. Revenues rose 23 percent to $284 million, including $38 million of net political advertising revenues.

OTHER FINANCIAL INFORMATION
Consistent with its Total Shareholder Return strategy, Meredith repurchased 1.1 million shares of its stock in the first nine months of fiscal 2013. At March 31, 2013, $47 million remained under the current repurchase authorization.
Total debt was $355 million at March 31, 2013, and the weighted average interest rate was 3.6 percent. Meredith's debt-to-EBITDA ratio for the 12 months ended March 31, 2013, was 1.4 to 1.
Cash flow from operations increased 7 percent in the first nine months of fiscal 2013 compared to the prior-year period, and totaled approximately $190 million for the 12 months ended March 31, 2013.
Corporate expenses increased $9 million in the third quarter of fiscal 2013 compared to the prior-year period due primarily to the special item related to professional fees and expenses from the previously disclosed strategic transaction that did not materialize; contributions to the Meredith Foundation; and higher health care expenses and incentive compensation accruals.
All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings.

OUTLOOK
Looking more closely at the fourth quarter of fiscal 2013 compared to the prior-year period:

•	National Media Group advertising revenues are expected to be flat to down slightly.

•
Total Local Media Group revenues are expected to increase in the mid-single digits. Non-political advertising revenues are expected to be flat to up slightly. Additionally, the Local Media Group will be cycling against $3 million in net political advertising revenues recorded in the fourth quarter of fiscal 2012.

Meredith expects fiscal 2013 fourth quarter earnings per share to range from $0.68 to $0.73. When added to the $2.17 generated in the first nine months, Meredith expects fiscal 2013 full year earnings per share to be toward the upper end of the original $2.60 to $2.95 range established at the beginning of fiscal 2013. All amounts are before special items.
A number of uncertainties remain that may affect Meredith's outlook as stated in this press release for the fourth quarter and full year fiscal 2013. These and other uncertainties are referenced below under “Safe Harbor” and in certain filings with the U.S. Securities and Exchange Commission.

CONFERENCE CALL WEBCAST
Meredith will host a conference call on April 25, 2013 at 11 a.m. EDT to discuss fiscal 2013 third quarter results. A live webcast will be accessible to the public on the Company's website, www.meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at www.meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS
Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA is a common supplemental measure of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company's results from core operations and delineate underlying trends. Meredith does not use EBITDA as a measure of liquidity or funds available for management's discretionary use because they include certain contractual and non-discretionary expenditures.
Results on a comparable basis, as well as those excluding the special items recorded in fiscal 2013 and 2012, are supplemental non-GAAP financial measures.  While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid in better understanding Meredith's current performance, performance trends and financial condition.  Reconciliations of non-GAAP to GAAP measures are attached to this press release and will be made available at www.meredith.com.

SAFE HARBOR
This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the statements regarding advertising revenues, along with the Company's revenue and earnings per share outlook for the fourth quarter and full year fiscal 2013.
Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; increases in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION
Meredith Corporation (NYSE: MDP; www.meredith.com) is the leading media and marketing company serving American women. Meredith features multiple well-known national brands - including Better Homes and Gardens, Parents, Family Circle, Allrecipes, Ladies' Home Journal, Fitness, More, American Baby, EveryDay with Rachael Ray and FamilyFun - along with local television brands in fast-growing markets. Meredith is the industry leader in creating content in key consumer interest areas such as home, family, food, health and wellness and self-development. Meredith uses multiple distribution platforms - including print, television, digital, mobile, tablets, and video - to give consumers content they desire and to deliver the messages of its advertising and marketing partners.
Additionally, Meredith uses its many assets to create powerful custom marketing solutions for many of the nation's top brands and companies. Meredith Xcelerated Marketing has significantly added to its capabilities in recent years through the acquisition of cutting-edge companies in digital, mobile, social, healthcare, database, and international marketing.
A hallmark of Meredith's business model and financial profile is its ability to consistently generate substantial free cash flow by leveraging the strength of its multi-platform portfolio. Meredith is committed to increasing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith has paid a dividend for 66 straight years and increased its dividend for 20 consecutive years. Meredith currently pays an annual dividend of $1.63 per share, resulting in a dividend yield of approximately 4 percent.

-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@Meredith.com	E-mail: Art.Slusark@Meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2013	2012	2013	2012
(In thousands except per share data)
Revenues
Advertising	$195,243	$191,472	$619,459	$559,425
Circulation	91,458	76,331	234,345	206,822
All other	82,914	77,710	230,563	235,892
Total revenues	369,615	345,513	1,084,367	1,002,139
Operating expenses
Production, distribution, and editorial	141,605	136,454	416,333	401,757
Selling, general, and administrative	166,873	159,352	481,245	437,257
Depreciation and amortization	11,091	11,407	33,985	31,744
Total operating expenses	319,569	307,213	931,563	870,758
Income from operations	50,046	38,300	152,804	131,381
Interest expense, net	(3,228)	(3,283)	(10,230)	(8,899)
Earnings before income taxes	46,818	35,017	142,574	122,482
Income taxes	(17,397)	(13,848)	(52,727)	(48,092)
Net earnings	$29,421	$21,169	$89,847	$74,390

Basic earnings per share	$0.66	$0.47	$2.02	$1.66
Basic average shares outstanding	44,404	44,800	44,436	44,882

Diluted earnings per share	$0.65	$0.47	$2.00	$1.65
Diluted average shares outstanding	45,079	45,296	45,021	45,141

Dividends paid per share	$0.4075	$0.3825	$1.1725	$1.0200

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2013	2012	2013	2012
(In thousands)
Revenues
National media
Advertising	$128,770	$122,977	$381,567	$354,614
Circulation	91,458	76,331	234,345	206,822
Other revenues	64,000	68,295	184,722	209,094
Total national media	284,228	267,603	800,634	770,530
Local media
Non-political advertising	66,118	66,652	199,619	201,311
Political advertising	355	1,843	38,273	3,500
Other revenues	18,914	9,415	45,841	26,798
Total local media	85,387	77,910	283,733	231,609
Total revenues	$369,615	$345,513	$1,084,367	$1,002,139

Operating profit
National media	$42,991	$23,330	$94,592	$95,131
Local media	24,085	22,654	96,440	60,867
Unallocated corporate	(17,030)	(7,684)	(38,228)	(24,617)
Income from operations	$50,046	$38,300	$152,804	$131,381

Depreciation and amortization
National media	$4,593	$4,615	$14,458	$11,808
Local media	6,093	6,299	18,265	18,463
Unallocated corporate	405	493	1,262	1,473
Total depreciation and amortization	$11,091	$11,407	$33,985	$31,744

EBITDA [1]
National media	$47,584	$27,945	$109,050	$106,939
Local media	30,178	28,953	114,705	79,330
Unallocated corporate	(16,625)	(7,191)	(36,966)	(23,144)
Total EBITDA [1]	$61,137	$49,707	$186,789	$163,125

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2013	June 30, 2012
(In thousands)
Current assets
Cash and cash equivalents	$24,490	$25,820
Accounts receivable, net	226,522	215,526
Inventories	26,094	22,559
Current portion of subscription acquisition costs	98,268	75,446
Current portion of broadcast rights	4,942	3,408
Other current assets	19,038	16,677
Total current assets	399,354	359,436
Property, plant, and equipment	461,922	455,271
Less accumulated depreciation	(274,200)	(260,967)
Net property, plant, and equipment	187,722	194,304
Subscription acquisition costs	94,293	75,368
Broadcast rights	4,127	943
Other assets	67,694	66,858
Intangible assets, net	578,922	586,263
Goodwill	732,662	733,127
Total assets	$2,064,774	$2,016,299

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$50,000	$105,000
Current portion of long-term broadcast rights payable	7,261	6,752
Accounts payable	58,660	72,911
Accrued expenses and other liabilities	117,188	117,071
Current portion of unearned subscription revenues	195,368	180,852
Total current liabilities	428,477	482,586
Long-term debt	305,000	275,000
Long-term broadcast rights payable	5,814	3,695
Unearned subscription revenues	149,257	141,408
Deferred income taxes	231,873	204,054
Other noncurrent liabilities	112,678	112,111
Total liabilities	1,233,099	1,218,854
Shareholders' equity
Common stock	36,144	35,791
Class B stock	8,340	8,716
Additional paid-in capital	48,769	53,275
Retained earnings	760,320	722,778
Accumulated other comprehensive loss	(21,898)	(23,115)
Total shareholders' equity	831,675	797,445
Total liabilities and shareholders' equity	$2,064,774	$2,016,299

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine months ended March 31,	2013	2012
(In thousands)
Net cash provided by operating activities	$113,302	$105,638

Cash flows from investing activities
Acquisitions of businesses	(7,410)	(243,897)
Additions to property, plant, and equipment	(18,854)	(30,739)
Other	—	(781)
Net cash used in investing activities	(26,264)	(275,417)

Cash flows from financing activities
Proceeds from issuance of long-term debt	65,000	295,000
Repayments of long-term debt	(90,000)	(70,000)
Purchases of Company stock	(39,908)	(16,584)
Dividends paid	(52,305)	(45,892)
Proceeds from common stock issued	26,357	4,502
Excess tax benefits from share-based payments	3,258	346
Other	(770)	(640)
Net cash provided by (used in) financing activities	(88,368)	166,732
Net decrease in cash and cash equivalents	(1,330)	(3,047)
Cash and cash equivalents at beginning of period	25,820	27,721
Cash and cash equivalents at end of period	$24,490	$24,674

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods ended March 31, 2013	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$195,243	$—		$195,243	$619,459	$—		$619,459
Circulation	91,458	—		91,458	234,345	—		234,345
All other	82,914	—		82,914	230,563	—		230,563
Total revenues	369,615	—		369,615	1,084,367	—		1,084,367
Operating expenses
Production, distribution, and editorial	141,605	—		141,605	416,333	—		416,333
Selling, general, and administrative	161,778	5,095	(a)	166,873	469,107	12,138	(b)	481,245
Depreciation and amortization	11,091	—		11,091	33,985	—		33,985
Total operating expenses	314,474	5,095		319,569	919,425	12,138		931,563
Income from operations	55,141	(5,095)		50,046	164,942	(12,138)		152,804
Interest expense, net	(3,228)	—		(3,228)	(10,230)	—		(10,230)
Earnings before income taxes	51,913	(5,095)		46,818	154,712	(12,138)		142,574
Income taxes	(19,359)	1,962		(17,397)	(57,401)	4,674		(52,727)
Net earnings	$32,554	$(3,133)		$29,421	$97,311	$(7,464)		$89,847

Basic earnings per share	$0.73	$(0.07)		$0.66	$2.19	$(0.17)		$2.02
Basic average shares outstanding	44,404	44,404		44,404	44,436	44,436		44,436

Diluted earnings per share	$0.72	$(0.07)		$0.65	$2.17	$(0.17)		$2.00
Diluted average shares outstanding	45,079	45,079		45,079	45,021	45,021		45,021

(a) Professional fees and expenses related to a transaction that did not materialize
(b) Professional fees and expenses related to a transaction that did not materialize of $5.1 million, severance costs of $7.4 million, and vacated lease accruals of $0.4 million partially offset by a $0.8 million reduction in previously accrued restructuring charges

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods ended March 31, 2013	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media
Advertising	$128,770	$—		$128,770	$381,567	$—		$381,567
Circulation	91,458	—		91,458	234,345	—		234,345
Other revenues	64,000	—		64,000	184,722	—		184,722
Total national media	284,228	—		284,228	800,634	—		800,634
Local media
Non-political advertising	66,118	—		66,118	199,619	—		199,619
Political advertising	355	—		355	38,273	—		38,273
Other revenues	18,914	—		18,914	45,841	—		45,841
Total local media	85,387	—		85,387	283,733	—		283,733
Total revenues	$369,615	$—		$369,615	$1,084,367	$—		$1,084,367

Operating profit
National media	$42,991	$—		$42,991	$100,140	$(5,548)	(a)	$94,592
Local media	24,085	—		24,085	97,935	(1,495)	(b)	96,440
Unallocated corporate	(11,935)	(5,095)	(c)	(17,030)	(33,133)	(5,095)	(c)	(38,228)
Income from operations	$55,141	$(5,095)		$50,046	$164,942	$(12,138)		$152,804

Depreciation and amortization
National media	$4,593	$—		$4,593	$14,458	$—		$14,458
Local media	6,093	—		6,093	18,265	—		18,265
Unallocated corporate	405	—		405	1,262	—		1,262
Total depreciation and amortization	$11,091	$—		$11,091	$33,985	$—		$33,985

EBITDA [1]
National media	$47,584	$—		$47,584	$114,598	$(5,548)	(a)	$109,050
Local media	30,178	—		30,178	116,200	(1,495)	(b)	114,705
Unallocated corporate	(11,530)	(5,095)	(c)	(16,625)	(31,871)	(5,095)	(c)	(36,966)
TOTAL EBITDA [1]	$66,232	$(5,095)		$61,137	$198,927	$(12,138)		$186,789

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

(a) Severance costs of $5.9 million and a vacated lease accrual of $0.4 million partially offset by a $0.8 million reduction in previously accrued restructuring charges
(b) Severance costs
(c) Professional fees and expenses related to a transaction that did not materialize

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods ended March 31, 2012	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$191,472	$—		$191,472	$559,425	$—		$559,425
Circulation	76,331	—		76,331	206,822	—		206,822
All other	77,710	—		77,710	235,892	—		235,892
Total revenues	345,513	—		345,513	1,002,139	—		1,002,139
Operating expenses
Production, distribution, and editorial	136,429	25	(a)	136,454	401,732	25	(a)	401,757
Selling, general, and administrative	144,707	14,645	(b)	159,352	422,612	14,645	(b)	437,257
Depreciation and amortization	11,407	—		11,407	31,744	—		31,744
Total operating expenses	292,543	14,670		307,213	856,088	14,670		870,758
Income from operations	52,970	(14,670)		38,300	146,051	(14,670)		131,381
Interest expense, net	(3,283)	—		(3,283)	(8,899)	—		(8,899)
Earnings before income taxes	49,687	(14,670)		35,017	137,152	(14,670)		122,482
Income taxes	(19,888)	6,040		(13,848)	(54,132)	6,040		(48,092)
Net earnings	$29,799	$(8,630)		$21,169	$83,020	$(8,630)		$74,390

Basic earnings per share	$0.66	$(0.19)		$0.47	$1.85	$(0.19)		$1.66
Basic average shares outstanding	44,800	44,800		44,800	44,882	44,882		44,882

Diluted earnings per share	$0.66	$(0.19)		$0.47	$1.84	$(0.19)		$1.65
Diluted average shares outstanding	45,296	45,296		45,296	45,141	45,141		45,141

(a) Write-down of art and manuscript inventory
(b) Severance costs of $10.0 million, Allrecipes.com acquisition costs of $2.5 million, vacated lease accruals of $2.7 million, and other net miscellaneous write-downs and accruals of $0.5 million partially offset by a $1.0 million reduction in contingent consideration payable

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods ended March 31, 2012	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media
Advertising	$122,977	$—		$122,977	$354,614	$—		$354,614
Circulation	76,331	—		76,331	206,822	—		206,822
Other revenues	68,295	—		68,295	209,094	—		209,094
Total national media	267,603	—		267,603	770,530	—		770,530
Local media
Non-political advertising	66,652	—		66,652	201,311	—		201,311
Political advertising	1,843	—		1,843	3,500	—		3,500
Other revenues	9,415	—		9,415	26,798	—		26,798
Total local media	77,910	—		77,910	231,609	—		231,609
Total revenues	$345,513	$—		$345,513	$1,002,139	$—		$1,002,139

Operating profit
National media	$36,811	$(13,481)	(a)	$23,330	$108,612	$(13,481)	(a)	$95,131
Local media	23,843	(1,189)	(b)	22,654	62,056	(1,189)	(b)	60,867
Unallocated corporate	(7,684)	—		(7,684)	(24,617)	—		(24,617)
Income from operations	$52,970	$(14,670)		$38,300	$146,051	$(14,670)		$131,381

Depreciation and amortization
National media	$4,615	$—		$4,615	$11,808	$—		$11,808
Local media	6,299	—		6,299	18,463	—		18,463
Unallocated corporate	493	—		493	1,473	—		1,473
Total depreciation and amortization	$11,407	$—		$11,407	$31,744	$—		$31,744

EBITDA [1]
National media	$41,426	$(13,481)	(a)	$27,945	$120,420	$(13,481)	(a)	$106,939
Local media	30,142	(1,189)	(b)	28,953	80,519	(1,189)	(b)	79,330
Unallocated corporate	(7,191)	—		(7,191)	(23,144)	—		(23,144)
TOTAL EBITDA [1]	$64,377	$(14,670)		$49,707	$177,795	$(14,670)		$163,125

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

(a) Severance costs of $9.9 million, Allrecipes.com acquisition costs of $2.5 million, vacated lease accruals of $1.6 million, and other net miscellaneous write-downs and accruals of $0.5 million partially offset by a $1.0 million reduction in contingent consideration payable

(b) Severance costs of $0.1 million and a vacated lease accrual of $1.1 million

Meredith Corporation and Subsidiaries			Table 5
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Three months ended March 31,	2013	2012	Change

National media advertising revenues
On a comparable basis [1]	$119,879	$122,977	(3)%
Other	8,891	—
Total	$128,770	$122,977	5%

National media digital advertising revenues
On a comparable basis [1]	$13,385	$11,588	16%
Other	4,731	—
Total	$18,116	$11,588	56%

1 Results on a comparable basis include print advertising for all magazines with a corresponding issue in the prior year and current year periods and/or digital advertising revenues for all properties with results in both the prior year and current year periods.

Table 6
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

	Three months ended March 31, 2013
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$284,228	$85,387	$—	$369,615

Operating profit	$42,991	$24,085	$(17,030)	$50,046
Depreciation and amortization	4,593	6,093	405	11,091
EBITDA	$47,584	$30,178	$(16,625)	61,137
Less:
Depreciation and amortization				(11,091)
Net interest expense				(3,228)
Income taxes				(17,397)
Net earnings				$29,421

Segment EBITDA margin	16.7%	35.3%

	Three months ended March 31, 2012
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$267,603	$77,910	$—	$345,513

Operating profit	$23,330	$22,654	$(7,684)	$38,300
Depreciation and amortization	4,615	6,299	493	11,407
EBITDA	$27,945	$28,953	$(7,191)	49,707
Less:
Depreciation and amortization				(11,407)
Net interest expense				(3,283)
Income taxes				(13,848)
Net earnings				$21,169

Segment EBITDA margin	10.4%	37.2%

Table 6 (cont.)

	Nine months ended March 31, 2013
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$800,634	$283,733	$—	$1,084,367

Operating profit	$94,592	$96,440	$(38,228)	$152,804
Depreciation and amortization	14,458	18,265	1,262	33,985
EBITDA	$109,050	$114,705	$(36,966)	186,789
Less:
Depreciation and amortization				(33,985)
Net interest expense				(10,230)
Income taxes				(52,727)
Net earnings				$89,847

Segment EBITDA margin	13.6%	40.4%

	Nine months ended March 31, 2012
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$770,530	$231,609	$—	$1,002,139

Operating profit	$95,131	$60,867	$(24,617)	$131,381
Depreciation and amortization	11,808	18,463	1,473	31,744
EBITDA	$106,939	$79,330	$(23,144)	163,125
Less:
Depreciation and amortization				(31,744)
Net interest expense				(8,899)
Income taxes				(48,092)
Net earnings				$74,390

Segment EBITDA margin	13.9%	34.3%